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                                                                  EXHIBIT 3.1.39

[SEAL]

                      FOR USE BY DOMESTIC CORPORATION ONLY

                               STATEMENT OF CHANGE

               OF REGISTERED OFFICE OR REGISTERED AGENT OR BOTH OF

TO SECRETARY OF STATE OF ALABAMA:

Pursuant to the provisions of Section 10-2A-30, Code of Alabama 1975, the undersigned corporation, organized under the laws of the State of Alabama submits the following statement for the purpose of changing its registered office or its registered agent, or both, in the State of Alabama.

1.       The name of the corporation is SCI TECHNOLOGY, Inc.

2.       The Address of its present registered office is

            5000 Technology Drive            Huntsville    Alabama       35805
         -----------------------------------------------------------------------
            Street Address, not P.O. Box        City        State       Zip Code

3.       The address to which its registered office is to be changed no change
         -----------------------------------------------------------------------
            Street Address, not P.O. Box        City        State       Zip Code

4.       The name of its present registered agent

            Harvey D. Harkness

5.       The name of its successor registered agent is

            D. Lynn Cox

6. The address of its registered office and the address of the business office of its registered agent, as changed, will be identical.

         Such change was authorized by resolution duly adopted by its board of directors.

DATED  November 3,_____ , 1986

                                             SCI TECHNOLOGY, Inc.     (Note 1)

                                          By: /s/ D. Lynn Cox         (Note 2)
                                             -------------------------
                                               its Secretary President

STATE OF Alabama
COUNTY OF Madison

     Before me, the undersigned authority in and for said county and state, personally appeared D. Lynn Cox, who being by me first duly sworn, doth depose and say that he/she is the Secretary of SCI TECHNOLOGY, Inc.

                                                        (Name of Corporation)
and that the foregoing statements contained in this report are true, full and correct.

                                            /s/ D. Lynn Cox
                                          --------------------------------------
                                                  (Signature of Officer)

     Subscribed and sworn to before mean this 26th day of March, 19 87 in witness whereof I hereunto subscribe my name and affix the seal of my office.

                                            /s/ Eunice Betts
                                          --------------------------------------
                                                   (Notary Public)

                                          My Commission expires January 7, 1990

Note l.  Exact corporate name of corporation making the statement.

Note 2.  Signature and title of officer signing for the corporation.

MAIL ONE COPY OF THIS COMPLETED APPLICATION AND FEE OF $5.00 TO: SECRETARY OF STATE

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                                                       CORPORATION DIVISION
BUILDING                                               524 STATE OFFICE BUILDING

                                                       MONTGOMERY, AL  35130
                                                       (205) 261-5324

IF YOU HAVE ANY QUESTIONS, PLEASE CALL (205) 832-6855

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